Exhibit 99.1

INTCOMEX, INC. APPOINTS HUMBERTO LOPEZ CHIEF FINANCIAL OFFICER

Miami, Florida — October 1, 2013 — Intcomex, Inc. (Intcomex or the Company), the US-based value-added distributor of information technology products to Latin America and the Caribbean, today announced the appointment of Humberto Lopez as the Company’s Chief Financial Officer, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

Mr. Lopez joins Intcomex’s executive management team, reporting to Michael Shalom, President and Chief Executive Officer. Mr. Lopez will oversee the Company’s financial and internal control activities, including oversight of the financial team and the issuance of financial information, the development of financial and tax strategies and monitoring the implementation and effectiveness of internal controls.

Mr. Lopez, 53, is a seasoned finance and accounting executive with over 30 years management experience in financial services, real estate, public accounting, import/export and distribution. Mr. Lopez most recently served as Chief Operating Officer and Chief Financial Officer of Trade Street Residential, Inc., and Chief Operating, Financial and Compliance Officer of Trade Street Capital, LLC, from 2011. Mr. Lopez was Senior Executive Vice President of BankUnited from 2009 to 2010 and Chief Financial Officer of BankUnited Financial Corporation for over 10 years, from 1999 to 2009. Mr. Lopez has held various executive management and directorship positions involved in raising strategic and efficient debt and capital in public and private markets and performing strategic transaction and investment analysis, operational and regulatory risk management, and accounting and consulting services. Mr. Lopez also served at Barnett Banks, Inc., from 1986 until its acquisition by Bank of America in 1998, as its Chief Financial Officer, Regional Financial Manager, Regional Controller and Audit Manager. Mr. Lopez worked as an accountant with KPMG, LLP and Ernst & Young, LLP. Mr. Lopez earned Bachelor and Master of Business Administration degrees from University of Miami in Florida and is a certified public accountant licensed in the State of Florida.

“I am very pleased to have Bert join Intcomex to lead our financial team. I believe Bert’s impeccable credentials, knowledge and broad-based experience as a finance professional gives him a solid platform to oversee and enhance our financial management and operations,” stated Intcomex’s President and Chief Executive Officer, Michael Shalom. I look forward to Bert’s contributions and leadership as we execute our long-term business plan and drive our strategic initiatives forward to build investor value,” continued Michael Shalom.

“I am excited to collaborate with Intcomex’s dynamic President and CEO Mike Shalom and his superb and dynamic leadership team. Intcomex is well-positioned for significant earnings growth potential and operating leverage in this rapidly expanding IT distribution market. I look forward to positively contributing to the Company in this new capacity,” said Mr. Lopez.

About Intcomex:

Intcomex, a CVCI portfolio company, is a US-based value-added distributor of information technology products to Latin America and the Caribbean. Intcomex provides and distributes a wide range of products including computer components, peripherals, software, computer systems, accessories, networking products, digital consumer electronics and mobile devices to more than 50,000 customers in 39 countries. Intcomex also delivers a unique set of services including training on new products, technical support, warranty services and assistance with customs, duties and taxes. Intcomex prides itself on its outstanding technical support areas, efficient shipping and receiving procedures and effective return-to-manufacturer authorization processes. The driving force behind Intcomex’s overall success is its commitment to fulfill the needs of its customers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release that are not statements of historical fact may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “anticipate,” “believe,” “estimate,” “expect,” “look forward to,” “projected,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this report is based upon the facts and circumstances known at this time. Readers are cautioned not to place undue reliance on these statements that speak only as of the date the statements were made.

Contact:

Intcomex, Inc.

www.intcomex.com or http://store.intcomex.com

Investor Relations: ir@intcomex.com or (305) 477-6230 Ext. 500888